Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BorgWarner Reports Strong Third Quarter 2025 Results
Returned $136 million to Stockholders During Third Quarter
Announces Increased 2025 Guidance

Auburn Hills, Michigan, October 30, 2025 – BorgWarner Inc. (NYSE: BWA) today reported third quarter results and increased 2025 guidance.

Third Quarter Results and Business Update
•BorgWarner’s (the “Company”) U.S. GAAP net sales increased approximately 4.1%, while organic sales increased approximately 2.1%, year-over-year compared with third quarter 2024.
•The Company achieved a U.S. GAAP operating margin of 6.9% during the third quarter of 2025, which equated to an adjusted operating margin of 10.7% or an increase of 60 basis points compared with third quarter 2024. The Company’s solid conversion on higher sales and focus on cost controls allowed it to deliver strong performance despite a 60 basis point net headwind from tariffs.
•The Company returned $136 million to its stockholders during the third quarter. This includes the purchase of approximately $100 million of outstanding shares and a $36 million cash dividend payment.

New Business Awards Across Portfolio
The Company secured multiple new business awards that are expected to support its long-term profitable growth, these include the following:
Foundational Awards
•Two all-wheel drive contracts with Chery. One for on-demand transfer cases with mechanical lock (Mlock TOD) for pickup truck vehicles, and another for cross wheel drive (XWD) system for SUV models. Production is expected to begin in 2027.
•Variable turbine geometry (VTG) turbocharger award with Stellantis for the OEM’s Hurricane 4, a 4-cylinder gasoline engine. This turbocharger will be featured on the automaker’s 2026 Jeep® Grand Cherokee.
•Electric variable cam timing (eVCT) technology award with Stellantis for use on the OEM’s Jeep Cherokee engine.
eProduct Awards
•A contract to supply a 7-in-1 integrated drive module (iDM) to a leading Chinese OEM. Exclusively designed for the customer’s hybrid SUV, BorgWarner’s iDM integrates multiple functions within a single compact unit to boost overall system performance and efficiency. Production is expected to begin in 2026.
•Two dual inverter programs awards with Great Wall Motor for HEV and PHEV vehicles. Production is expected to begin in 2026.

•Battery system for the all-new HOLON Urban, a 15-person, Level 4 autonomous, fully electric shuttle. The battery system features the latest generation cell chemistry and benchmark-setting energy density. Production is expected to begin in 2027.

Third Quarter Highlights (continuing operations basis):
•U.S. GAAP net sales of $3,591 million, an increase of approximately 4.1% compared with third quarter 2024.
◦Excluding the impact of foreign currencies, organic sales increased 2.1% compared with third quarter 2024.
•U.S. GAAP net earnings of $0.73 per diluted share.
◦Excluding $0.51 of net losses per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $1.24 per diluted share, an increase of 14% compared with third quarter 2024.
•U.S. GAAP operating income of $248 million, or 6.9% of net sales.
◦ Excluding $137 million of pretax expenses related to non-comparable items, adjusted operating income was $385 million, or 10.7% of net sales.
•Net cash provided by operating activities of $368 million.
◦ Free cash flow of $266 million.

Financial Results (continuing operations basis):
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The non-comparable items presented below are calculated after tax using the corresponding effective tax rate discrete to each item and the weighted average number of diluted shares for the periods presented. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings per diluted share	$0.73	$1.08	$2.48	$3.40

Non-comparable items:
Accelerated depreciation	0.19	0.10	0.28	0.13
Restructuring expense	0.10	0.07	0.26	0.21
Impairment charges	—	—	0.16	—
Legal settlement	0.18	—	0.18	—
Costs to exit charging business	—	—	0.14	—
Chief Executive Officer ("CEO") transition compensation	0.02	—	0.05	—
Write-off of customer incentive asset	—	—	0.03	—
Adjustments associated with Spin-Off related balances	0.04	0.01	0.03	0.06
Loss on sale of assets	0.01	—	0.02	—
Merger and acquisition expense, net	—	(0.02)	0.02	—
Loss on sale of businesses	0.01	0.03	0.01	0.02
Insurance recovery	(0.07)	—	(0.07)	—
Unrealized gain on equity securities	(0.01)	(0.01)	(0.01)	—
Commercial contract settlement	—	0.02	—	0.06
Collective bargaining agreement ratification bonus	—	0.01	—	0.01
Gain on debt extinguishment	—	(0.01)	—	(0.01)
Tax adjustments	—	(0.23)	(0.06)	(0.65)
Other non-comparable items	0.04	0.04	0.05	0.07
Adjusted earnings per diluted share	$1.24	$1.09	$3.57	$3.30

Net sales were $3,591 million for the third quarter 2025, an increase of approximately 4.1% compared with the third quarter 2024. This increase was primarily due to higher market production volumes and light vehicle eProduct sales growth, partially offset by lower battery and charging sales and downtime at one of the Company’s European customers due to a cyber related shutdown. Net earnings for the third quarter 2025, were $158 million, or $0.73 per diluted share, compared with net earnings of $242 million, or $1.08 per diluted share for the third quarter 2024. Adjusted net earnings per diluted share for the third quarter 2025, were $1.24, up approximately 14% from adjusted net earnings per diluted share of $1.09 for the third quarter 2024. Adjusted net earnings for the third quarter 2025, excluded net non-comparable items of $(0.51) per diluted share, while adjusted net earnings for the third quarter 2024, excluded net non-comparable items of $(0.01) per diluted share. These and other non-comparable items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The increase in adjusted net earnings per diluted share was primarily due to higher adjusted operating income and the impact of a lower share count.

Full Year 2025 Guidance Update: The Company has increased its 2025 full year margin, EPS and free cash flow guidance, and narrowed its net sales outlook. The Company expects net sales to be in the range of $14.1 billion to $14.3 billion in 2025, compared with 2024 sales of approximately $14.1 billion. The change from the Company’s previous forecast range of $14.0 billion to $14.4 billion is a result of higher industry production expectations and the favorable impacts of foreign exchange, partially offset by customer production disruptions in North America and Europe. The Company expects its weighted light and commercial vehicle markets to be in the range of down 1% to approximately flat in 2025. This is an increase from the Company’s prior range of down 2.5% to down 0.5%. The Company’s sales guidance implies a year-over-year change in organic sales of down 1% to approximately flat or in line with estimated market production. Stronger foreign currencies primarily due to the Euro are expected to result in an increase in sales of $30 million compared to the Company’s previous guidance.

The Company expects its U.S. GAAP operating margin to be in the range of 7.8% to 7.9% in 2025. Excluding the impact of non-comparable items and the add back of intangible asset amortization expense, adjusted operating margin is expected to be in the range of 10.3% to 10.5%. The increase compared to the Company’s previous adjusted operating margin range of 10.1% to 10.3% is due to strong year-to-date results and on-going cost performance measures. Net earnings are expected to be within the range of $3.52 to $3.63 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to increase and be in the range of $4.60 to $4.75 per diluted share, compared to the Company’s previous adjusted net earnings range of $4.45 to $4.65 per diluted share. Full-year operating cash flow is expected to be in the range of $1,434 million to $1,484 million, and free cash flow is expected to be in the range of $850 million to $950 million, which is a $150 million increase from prior guidance.

At 9:30 a.m. ET today, a brief conference call concerning third quarter 2025 results and guidance will be webcast at: https://www.borgwarner.com/investors. Additionally, an earnings call presentation will be available at https://www.borgwarner.com/investors.

For more than 130 years, BorgWarner has been a transformative global product leader bringing successful mobility innovation to market. With a focus on sustainability, we’re helping to build a cleaner, healthier, safer future for all.

# # #

Forward Looking Statements: This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact, contained or incorporated by reference in this press release that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: supply disruptions impacting us or our customers, commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including original equipment manufacturer (“OEM”) customers; the challenges associated with rapidly changing technologies, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by wars or other geopolitical conflicts; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our 2023 tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; impacts of our exit of the charging business; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the uncertainty surrounding global trade policies including tariffs and export restrictions, and their impacts on the Company, its customers and suppliers and the economies in which the Company operates; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently filed Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$3,591	$3,449	$10,744	$10,647
Cost of sales	2,927	2,813	8,801	8,682
Gross profit	664	636	1,943	1,965
Gross margin	18.5%	18.4%	18.1%	18.5%

Selling, general and administrative expenses	341	340	973	1,010
Restructuring expense	23	21	71	65
Other operating expense, net	52	5	83	28
Impairment charges	—	—	42	—
Operating income	248	270	774	862

Equity in affiliates’ earnings, net of tax	(11)	(6)	(29)	(23)
Unrealized gain on equity securities	(1)	(2)	(2)	—
Interest expense, net	9	4	33	17
Other postretirement expense	3	4	8	10
Earnings from continuing operations before income taxes and noncontrolling interest	248	270	764	858

Provision for income taxes	75	13	188	44
Net earnings from continuing operations	173	257	576	814
Net loss from discontinued operations	—	(8)	—	(27)
Net earnings	173	249	576	787
Net earnings from continuing operations attributable to noncontrolling interest	15	15	37	44
Net earnings attributable to BorgWarner Inc.	$158	$234	$539	$743

Amounts attributable to BorgWarner Inc.:
Net earnings from continuing operations	$158	$242	$539	$770
Net loss from discontinued operations	—	(8)	—	(27)
Net earnings attributable to BorgWarner Inc.	$158	$234	$539	$743

Earnings per share from continuing operations — diluted	$0.73	$1.08	$2.48	$3.40
Loss per share from discontinued operations — diluted	—	(0.04)	—	(0.12)
Earnings per share attributable to BorgWarner Inc. — diluted	$0.73	$1.04	$2.48	$3.28

Weighted average shares outstanding:
Diluted	216.5	224.5	217.6	226.8

BorgWarner Inc.
Net Sales by Reportable Segment (Unaudited)
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Turbos & Thermal Technologies	$1,437	$1,386	$4,372	$4,475
Drivetrain & Morse Systems	1,452	1,365	4,242	4,226
PowerDrive Systems	582	512	1,724	1,412
Battery & Charging Systems	132	197	441	567
Inter-segment eliminations	(12)	(11)	(35)	(33)
Net sales	$3,591	$3,449	$10,744	$10,647

Segment Adjusted Operating Income (Loss) (Unaudited)
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Turbos & Thermal Technologies	$219	$202	$681	$654
Drivetrain & Morse Systems	267	251	770	770
PowerDrive Systems	(35)	(19)	(111)	(130)
Battery & Charging Systems	(7)	(8)	(41)	(33)
Segment Adjusted Operating Income	444	426	1,299	1,261
Corporate, including stock-based compensation	59	76	189	196
Accelerated depreciation	60	27	81	35
Restructuring expense	23	21	71	65
Intangible asset amortization expense	16	17	49	51
Impairment charges	—	—	42	—
Legal settlement	38	—	38	—
Costs to exit charging business	—	—	32	—
Chief Executive Officer ("CEO") transition compensation	5	—	11	—
Write-off of customer incentive asset	—	—	7	—
Loss on sale of assets	1	—	6	—
Merger and acquisition expense, net	2	(5)	4	—
Loss on sale of businesses	1	6	2	3
Collective bargaining agreement ratification bonus	—	4	—	4
Commercial contract settlement	—	—	—	15
Adjustments associated with Spin-Off related balances	8	3	7	14
Insurance recovery	(21)	—	(21)	—
Other non-comparable items	4	7	7	16
Equity in affiliates’ earnings, net of tax	(11)	(6)	(29)	(23)
Unrealized gain on equity securities	(1)	(2)	(2)	—
Interest expense, net	9	4	33	17
Other postretirement expense	3	4	8	10
Earnings from continuing operations before income taxes and noncontrolling interest	$248	$270	$764	$858
Provision for income taxes	75	13	188	44
Net earnings from continuing operations	173	257	576	814
Net earnings from continuing operations attributable to noncontrolling interest	15	15	37	44
Net earnings from continuing operations attributable to BorgWarner Inc.	$158	$242	$539	$770

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Cash, cash equivalents and restricted cash	$2,172	$2,094
Receivables, net	3,260	2,843
Inventories	1,231	1,251
Prepayments and other current assets	315	333
Total current assets	6,978	6,521

Property, plant and equipment, net	3,478	3,575
Other non-current assets	4,040	3,897
Total assets	$14,496	$13,993

LIABILITIES AND EQUITY
Short-term debt	$6	$398
Accounts payable	2,101	2,032
Other current liabilities	1,296	1,216
Total current liabilities	3,403	3,646

Long-term debt	3,894	3,763
Other non-current liabilities	1,049	878
Total liabilities	8,346	8,287

Total BorgWarner Inc. stockholders’ equity	5,989	5,532
Noncontrolling interest	161	174
Total equity	6,150	5,706
Total liabilities and equity	$14,496	$13,993

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net cash provided by operating activities from continuing operations	$1,029	$700
INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Capital expenditures, including tooling outlays	(307)	(510)
Customer advances related to capital expenditures	16	—
Insurance proceeds received for damage to property, plant and equipment	4	—
Proceeds from settlement of net investment hedges, net	18	46
Payments for investments in equity securities, net	—	(7)
Proceeds from the sale of business, net	7	8
Proceeds from asset disposals and other, net	16	3
Net cash used in investing activities from continuing operations	(246)	(460)
FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Payments of notes payable	(5)	—
Additions to debt	—	1,000
Payments for debt issuance costs	—	(9)
Repayments of debt, including current portion	(406)	(175)
Payments for purchase of treasury stock	(210)	(401)
Payments for stock-based compensation items	(22)	(23)
Payments for businesses acquired, net of cash acquired	—	(4)
Payments for contingent consideration	(4)	(1)
Dividends paid to BorgWarner stockholders	(84)	(74)
Dividends paid to noncontrolling stockholders	(22)	(63)
Net cash (used in) provided by financing activities from continuing operations	(753)	250
CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	—	(27)
Net cash used in discontinued operations	—	(27)
Effect of exchange rate changes on cash	48	3
Net increase in cash, cash equivalents and restricted cash	78	466
Cash and cash equivalents at beginning of year	2,094	1,534
Cash, cash equivalents and restricted cash of continuing operations at end of period	$2,172	$2,000

Supplemental Information (Unaudited)
(in millions)
	Nine Months Ended September 30,
	2025	2024
Depreciation and tooling amortization	$504	$444
Intangible asset amortization	$49	$51

Non-GAAP Financial Measures
This press release contains information about the Company’s financial results that is not presented in accordance with U.S. GAAP. Such non-GAAP financial measures are reconciled to their closest U.S. GAAP financial measures below and in the Financial Results table above. The provision of these comparable U.S. GAAP financial measures for 2025 is not intended to indicate that the Company is explicitly or implicitly providing projections on those U.S. GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors and banking institutions in their analyses of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any U.S. GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Net Earnings
The Company defines adjusted net earnings as net earnings attributable to the Company, adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted net earnings.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted earnings per share.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, net of customer advances related to capital expenditures. The Company believes this measure is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Organic Net Sales Change
The Company defines organic net sales changes as net sales change year-over-year excluding the estimated impact of foreign exchange (“FX”) and net mergers, acquisitions and divestitures.

Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net sales	$3,591	$3,449	$10,744	$10,647

Operating income	$248	$270	$774	$862
Operating margin	6.9%	7.8%	7.2%	8.1%

Non-comparable items:
Accelerated depreciation	$60	$27	$81	$35
Restructuring expense	23	21	71	65
Intangible asset amortization expense	16	17	49	51
Impairment charges	—	—	42	—
Legal settlement	38	—	38	—
Costs to exit charging business	—	—	32	—
Chief Executive Officer ("CEO") transition compensation	5	—	11	—
Write-off of customer incentive asset	—	—	7	—
Adjustments associated with Spin-Off related balances	8	3	7	14
Loss on sale of assets	1	—	6	—
Merger and acquisition expense, net	2	(5)	4	—
Loss on sale of businesses	1	6	2	3
Insurance recovery	(21)	—	(21)	—
Commercial contract settlement	—	—	—	15
Collective bargaining agreement ratification bonus	—	4	—	4
Other non-comparable items	4	7	7	16
Adjusted operating income	$385	$350	$1,110	$1,065
Adjusted operating margin	10.7%	10.1%	10.3%	10.0%

Free Cash Flow Reconciliation (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities from continuing operations	$368	$356	$1,029	$700
Capital expenditures, including tooling outlays	(111)	(155)	(307)	(510)
Customer advances related to capital expenditures	9	—	16	—
Free cash flow	$266	$201	$738	$190

Third Quarter 2025 Organic Net Sales Change (Unaudited)
(in millions)	Q3 2024 Net Sales	FX	Organic Net Sales Change	Q3 2025 Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$1,386	$38	$13	$1,437	0.9%
Drivetrain & Morse Systems	1,365	17	70	1,452	5.1%
PowerDrive Systems	512	9	61	582	11.9%
Battery & Charging Systems	197	5	(70)	132	(35.5)%
Inter-segment eliminations	(11)	—	(1)	(12)	9.1%
Net sales	$3,449	$69	$73	$3,591	2.1%

Year to Date 2025 Organic Net Sales Change (Unaudited)
(in millions)	Q3 2024 YTD Net Sales	FX	Organic Net Sales Change	Q3 2025 YTD Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$4,475	$24	$(127)	$4,372	(2.8)%
Drivetrain & Morse Systems	4,226	15	1	4,242	—%
PowerDrive Systems	1,412	5	307	1,724	21.7%
Battery & Charging Systems	567	6	(132)	441	(23.3)%
Inter-segment eliminations	(33)	—	(2)	(35)	6.1%
Total	$10,647	$50	$47	$10,744	0.4%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
(in millions)	Low	High
Net sales	$14,100	$14,300

Operating income	$1,104	$1,134
Operating margin	7.8%	7.9%

Non-comparable items:
Accelerated depreciation	$81	$81
Restructuring expense	70	80
Intangible asset amortization	66	66
Impairment charges	42	42
Legal settlement	38	38
Costs to exit charging business	32	32
Chief Executive Officer (“CEO”) transition compensation	11	11
Write-off of customer incentive asset	7	7
Adjustment associated with Spin-Off related balances	7	7
Loss on sale of assets	6	6
Merger and acquisition expense, net	4	4
Loss on sale of business	2	2
Insurance recovery	(21)	(21)
Other non-comparable items	6	6
Adjusted operating income	$1,455	$1,495
Adjusted operating margin	10.3%	10.5%

Adjusted Earnings Per Diluted Share Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
	Low	High
Earnings per Diluted Share	$3.52	$3.63

Non-comparable items:
Accelerated depreciation	$0.28	$0.28
Restructuring expense	0.25	0.29
Legal settlement	0.18	0.18
Impairment charges	0.16	0.16
Costs to exit charging business	0.14	0.14
Chief Executive Officer (“CEO”) transition compensation	0.05	0.05
Write-off of customer incentive asset	0.03	0.03
Adjustment associated with Spin-Off related balances	0.03	0.03
Loss on sale of assets	0.02	0.02
Merger and acquisition expense, net	0.02	0.02
Loss on sale of businesses	0.01	0.01
Unrealized gain on equity securities	(0.01)	(0.01)
Insurance recovery	(0.07)	(0.07)
Tax adjustments	(0.06)	(0.06)
Other non-comparable items	0.05	0.05
Adjusted Earnings per Diluted Share	$4.60	$4.75

Free Cash Flow Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
(in millions)	Low	High
Net cash provided by operating activities from continuing operations	$1,434	$1,484
Capital expenditures, including tooling outlays	(600)	(550)
Customer advances related to capital expenditures	16	16
Free cash flow	$850	$950

Full Year 2025 Organic Net Sales Change Guidance Reconciliation From Continuing Operations (Unaudited)

(in millions)	FY 2024 Net Sales	FX	Organic Net Sales Change	FY 2025 Net Sales	Organic Net Sales Change %	LV/CV Weighted Market %	Outgrowth %
Low	$14,086	$170	$(156)	$14,100	(1.1)%	(1.0)%	(0.1)%
High	$14,086	$170	$44	$14,300	0.3%	—%	0.3%

Full Year 2025 Estimated Year-Over-Year Change in Production (Unaudited)

	North America	Europe	China	Total
Light vehicle	(3)% to (1.5)%	(3)% to (1)%	6% to 7%	1.5% to 2.5%
Commercial vehicle	~(21)%	~2.5%	~8%	~0%
BorgWarner-Weighted	(6)% to (4.5)%	(2)% to (0.5)%	6% to 7%	(1)% to 0%